Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 16, 2011 in Post-effective Amendment No. 3 to the Registration Statement (Form S-1 No. 333-150595) and related Prospectus of OXiGENE, Inc. for the registration of 266,171 shares of its common stock.

/s/ Ernst & Young LLP
Boston, Massachusetts
May 20, 2011